As filed with the Securities and Exchange Commission on October 20, 2005
Registration No. 333-127159

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PREDIX PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	13-3795882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4 Maguire Road
Lexington, Massachusetts 02421
(781) 372-3260
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael G. Kauffman, M.D., Ph.D.
President and Chief Executive Officer
Predix Pharmaceuticals Holdings, Inc.
4 Maguire Road
Lexington, Massachusetts 02421
(781) 372-3260
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

William T. Whelan, Esq.
Brian P. Keane, Esq.	Jeffrey S. Marcus, Esq.
Mintz, Levin, Cohn, Ferris,	Tanisha M. Little, Esq.
Glovsky and Popeo, P.C.	Morrison & Foerster LLP
One Financial Center	1290 Avenue of the Americas
Boston, MA 02111	New York, NY 10104
(617) 542-6000	(212) 468-8000

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Proposed Maximum Aggregate	Amount of
of Securities to Be Registered	Offering Price (1)	Registration Fee (2)

Common Stock, $0.01 par value per share	$70,000,000	$8,239(3)

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act, as amended.
(2)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.
(3)	Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
        This Amendment No. 3 is being filed solely for the purpose of refiling exhibits 10.1.6, 10.15 and 10.16 to the Registration Statement (Registration No. 333-127159) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, or 17 of Part II of the Registration Statement.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee, the Nasdaq National Market Listing Fee and the NASD Filing Fee.

SEC Registration Fee	$9,475
Nasdaq National Market Listing Fee	100,000
NASD Filing Fee	7,500
Printing and Engraving Fees	200,000
Legal Fees and Expenses	825,000
Accounting Fees and Expenses	600,000
Blue Sky Fees and Expenses	5,000
Transfer Agent and Registrar Fees	5,000
Miscellaneous	48,025

Total	$1,800,000

Item 14.	Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Predix Pharmaceuticals Holdings, Inc. or is or was serving at our request as a director, officer or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall

Part II

determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

▶	from any breach of the director’s duty of loyalty to us or our stockholders;

▶	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

▶	under Section 174 of the Delaware General Corporation Law; and

▶	from any transaction from which the director derived an improper personal benefit.
We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we expect to enter into indemnification agreements with each of our directors and executive officers prior to completion of the offering.
Additionally, reference is made to the Underwriting Agreement filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriters of Predix Pharmaceuticals Holdings, Inc., our directors and officers who sign the registration statement and persons who control Predix Pharmaceuticals Holdings, Inc., under certain circumstances.

Item 15.	Recent Sales of Unregistered Securities.
In the three years preceding the filing of this registration statement, we have sold the following securities that were not registered under the Securities Act. The following information gives effect to a 1-for-17.971067 reverse split of our common stock effected on August 8, 2003 and a 1-for-18 split of our common stock to be effected prior to the completion of this offering.

(a)	Issuances of Capital Stock and Warrants
Set forth below is information regarding shares of our capital stock issued and warrants granted, by us since August 1, 2002. Also included is the consideration, if any, received by us for such shares and warrants.

1.	On August 8, 2003, in connection with the recapitalization of our capital stock and our acquisition of a privately held corporation, we issued the following securities:

(i)	We issued an aggregate of 480,552 shares of a newly created Series A convertible preferred stock (the “New Series A Stock”) and an aggregate of 1,291,991 shares of a newly created Series B convertible preferred stock (the “New Series B Stock”) to 117 of our existing stockholders in exchange for an aggregate of 2,187,250 shares of our then outstanding Series A convertible preferred stock, an aggregate of 6,060,606 shares of our then outstanding Series B convertible preferred stock, an aggregate of 2,568,371 shares of our then outstanding Series C convertible preferred stock and an aggregate of 10,438,413 shares of our then outstanding Series D convertible preferred stock. Each share of New Series A Stock and New Series B Stock was convertible into 0.5556 shares of common stock.

(ii)	We issued an aggregate of 3,400 shares of our common stock, an aggregate of 587,418 shares of New Series A Stock and an aggregate of 172,264 shares of New Series B Stock with an aggregate cash value of approximately $7.6 million, to the former stockholders of the corporation we acquired in exchange for all of the outstanding shares of capital stock of such corporation.

Part II

(iii)	We granted to all stockholders (A) warrants that entitled the holder to purchase its pro rata share of an aggregate of 1,000,000 shares of New Series B Stock, all of which expired unexercised on August 8, 2004 and (B) preemptive rights that entitled the holder to purchase its pro rata share of shares of our capital stock issued in a third party financing to each holder of preferred stock of the corporation we acquired and our then outstanding preferred stock, all of which have terminated or will terminate immediately prior to this offering (the “Preemptive Rights”).

(iv)	We issued an aggregate of 7,341 shares of Class A Common Stock having a fair market value of $1.80 per share, at no cost, to certain of our directors, officers and employees.

2.	On October 30, 2003, we granted a warrant to purchase 10,000 shares of our common stock to a private consulting firm as consideration for services the firm rendered to us.

3.	On January 8, 2004, we granted a warrant to purchase 4,817 shares of New Series A Stock to an institutional lender in connection with an equipment line we obtained from the lender.

4.	On August 9, 2004, in connection with an equity financing and the recapitalization of our capital stock, we issued the following securities:

(i)	We issued an aggregate of 66,753,819 shares of our Series C convertible preferred stock to 42 accredited investors at a purchase price of $0.22037 per share for an aggregate purchase price of $14,710,539. Shares of Series C convertible preferred stock are convertible on a 1-for-18 basis into shares of our common stock.

(ii)	We issued an aggregate of 14,531,460 shares of our Series AB convertible preferred stock and granted warrants to purchase an aggregate of 62,240,212 shares of our Series AB convertible preferred stock to 37 of our existing stockholders in exchange for an aggregate of 732,347 shares of New Series A Stock and an aggregate of 720,799 shares of New Series B Stock. Shares of Series AB convertible preferred stock are convertible on a 1-for-18 basis into shares of our common stock.

(iii)	We issued an aggregate of 599,488 shares of our common stock to 58 of our existing stockholders in exchange for an aggregate of 335,623 shares of New Series A Stock and an aggregate of 743,456 shares of New Series B Stock; and

(iv)	We issued an aggregate of 20,638 shares of our common stock to 10 of our existing stockholders in exchange for an aggregate of 20,638 shares of Class A Common Stock.

5.	Between September 9, 2004 and January 21, 2005, we issued an aggregate of 115,740,536 shares of our Series C convertible preferred stock to 16 accredited investors at a purchase price of $0.22037 per share for an aggregate purchase price of $25,505,742.

6.	On September 21, 2004, we issued 1,146,892 shares of our Series AB convertible preferred stock upon the exercise of a warrant to an existing stockholder for an aggregate purchase price of $11,469.

7.	On January 17, 2005, we issued an aggregate of 12,125,825 shares of our Series C convertible preferred stock upon the exercise of the Preemptive Rights to 19 of our existing stockholders for an aggregate purchase price of $2,672,168.

8.	On March 7, 2005, we issued an aggregate of 1,811,640 shares of our Series C convertible preferred stock upon the exercise of the Preemptive Rights to five of our existing stockholders for an aggregate purchase price of $399,231.

Part II

9.	Between August 18, 2005 and September 23, 2005, we issued an aggregate of 58,197,594 shares of our Series AB convertible preferred stock upon the exercise of warrants to 25 of our existing stockholders for an aggregate purchase price of $581,975.
Except for the issuances noted above in paragraphs 1(i) and 4(ii) through (iv), all of the above-referenced issuances were made in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as sales not involving a public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had, through their relationship with us, adequate access to such information. The issuances noted above in paragraphs 1(i) and 4(ii) through (iv) were made in reliance on Section 3(a)(9) of the Securities Act as transactions involving an exchange with existing stockholders for no consideration.
(b)     Certain Grants and Exercises of Stock Options
The sale and issuance of the securities described below were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.
Pursuant to our stock plans and certain stand-alone stock option agreements, we have issued options to purchase an aggregate of 2,685,805 shares of common stock. Of these options:

▶	options to purchase 45,355 shares of common stock have been canceled or lapsed without being exercised;

▶	options to purchase 421,326 shares of common stock have been exercised; and

▶	options to purchase a total of 2,219,124 shares of common stock are currently outstanding, at a weighted average exercise price of $1.00 per share.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit
number		Description of exhibit

†1	.1	Form of Underwriting Agreement.
†3	.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
†3	.2	Amended and Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
†3	.3	Bylaws of the Registrant.
†3	.4	Restated Bylaws of the Registrant to be effective upon completion of this offering.
†4	.1	Form of Common Stock Certificate.
†4	.2.1	Second Amended and Restated Stockholders Agreement, dated as of January 21, 2005, by and among the Registrant and certain stockholders of the Registrant.
†4	.2.2	First Amendment, dated as of August 1, 2005 to the Second Amended and Restated Stockholders Agreement, dated as of January 21, 2005, by and among the Registrant and certain stockholders of the Registrant.
†4	.3	Registration Rights Agreement by and between RRD International, LLC and the Registrant, dated as of October 30, 2003, as amended by the First Amendment to Registration Rights Agreement, dated as of July 7, 2005.

Part II

Exhibit
number		Description of exhibit

†4	.4	Warrant issued to RRD International, LLC, dated as of October 30, 2003, as amended on July 7, 2005.
†4	.5	Warrant issued to General Electric Capital Corporation, dated as of January 8, 2004.
†4	.6	Warrant issued to Oxford BioScience Management Partners II, dated as of November 7, 1997.
†4	.7	Warrant issued to Robert Shapiro, dated as of January 17, 1996.
†4	.8	Form of Series AB Warrant.
†5	.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. counsel to the Registrant, with respect to the legality of the securities being registered.
†10	.1	Amended and Restated 2003 Stock Incentive Plan.
†10	.1.1	Form of Incentive Stock Option Agreement for Senior Executives.
†10	.1.2	Form of Non-Qualified Stock Option Agreement for Senior Executives.
†10	.1.3	Form of Stock Option Agreement for Israeli Senior Executives.
†10	.1.4	Form of Incentive Stock Option Agreement.
†10	.1.5	Form of Non-Qualified Stock Option Agreement.
+10	.1.6	Form of Stock Option Agreement for Israeli Employees.
†10	.2	Physiome Sciences, Inc. 1997 Stock Option Plan, as amended.
†10	.3	Director Compensation Policy.
†10	.4	Lease by and between Trustees of 4 Maguire Road Realty Trust and the Registrant, dated as of January 25, 2005.
†10	.5	Lease Agreement by and between the Registrant and 150 College Road, LLC, dated as of December 21, 2000, as amended by the First Amendment to the Lease Agreement, dated as of January 7, 2002, the Second Amendment to the Lease Agreement, dated as of December 31, 2003, as amended by the Letter Agreement, dated as of September 30, 2004 and the Third Amendment to the Lease Agreement, dated as of October 14, 2004.
†10	.6	Sublease Agreement by and between the Registrant and Novo Nordisk Pharmaceuticals, Inc., dated as of December 12, 2003, as amended by the First Amendment to Sublease, dated January 14, 2004, the Second Amendment to Sublease, dated August, 2004 and supplemented by the Letter Agreement, dated September 30, 2004.
†10	.7	Unprotected Lease Agreement by and between “Emed” Real Estate Development and Investments Company Ltd. and Predix Pharmaceuticals Ltd., dated as of September 26, 2004.
†10	.8	Employment Agreement by and between the Registrant and Michael G. Kauffman, M.D., Ph.D., dated as of August 8, 2003.
†10	.9	Employment Agreement by and between the Predix Pharmaceuticals Ltd. and Silvia Noiman, Ph.D., dated as of October 31, 2000, as amended by the Amended Employment Agreement, dated as of April 3, 2001, the Second Amendment to Employment Agreement, dated as of August 29, 2001, the Third Amendment to Employment Agreement, dated as of May 12, 2003, the Fourth Amendment to Employment Agreement, dated as of August 8, 2003, the Letter, dated June 18, 2004 and the Letter, dated June 9, 2005.
†10	.10	Employment Agreement by and between the Registrant and Kimberlee C. Drapkin, dated as of February 8, 2005, as amended by the First Amendment to Employment Agreement, dated as of June 1, 2005.
†10	.11	Employment Agreement by and between the Registrant and Chen Schor, dated as of November 23, 2003.

Part II

Exhibit
number		Description of exhibit

†10	.12	Employment Agreement by and between Predix Pharmaceuticals Ltd. and Oren Becker, Ph.D. dated as of October 31, 2000, as amended by the Amended Employment Agreement, dated as of April 3, 2001, the Second Amendment to Employment Agreement, dated as of August 29, 2001, the Third Amendment to Employment Agreement, dated as of May 12, 2003, the Fourth Amendment to Employment Agreement, dated as of August 8, 2003 and the Letter, dated June 9, 2005.
†10	.13	Employment Agreement by and between the Registrant and Stephen R. Donahue, M.D., dated as of September 27 2004.
†10	.14	Employment Agreement by and between the Registrant and Christine Wang, dated as of October 21, 2002.
+**10	.15	Research, Development and Commercialization Agreement by and between the Registrant and Cystic Fibrosis Foundation Therapeutics Incorporated, dated as of March 7, 2005.
+**10	.16	Amended and Restated License Agreement by and between the Registrant and Ramot at Tel Aviv University Ltd., Company Registration No. 51-066714-0, dated as of May 20, 2004.
†10	.17	Agreement to Purchase all of the Capital Stock of Predix Pharmaceuticals Ltd., dated as of July 1, 2003, by and among Physiome Sciences, Inc., Predix Pharmaceuticals Ltd., Predix Pharmaceuticals, Inc. and the stockholders of Predix Pharmaceuticals Ltd.
†10	.18	Convertible Preferred Stock Agreement of Sale, dated as of July 1, 2003, by and among Physiome Sciences, Inc., Predix Pharmaceuticals Ltd., Predix Pharmaceuticals, Inc. and the stockholders of Predix Pharmaceuticals Ltd.
†10	.19	Tax Indemnification Agreement, dated as of June 30, 2003, by and among OrbiMed Associates LLC, Caduceus Private Investments LP, Juniper Crossover Fund L.L.C. and Physiome Sciences, Inc.
†10	.20	Letter Agreement by and between the Registrant and Daljit S. Dhanoa, Ph.D., dated as of February 5, 2005.
†10	.21	Master Lease Agreement by and between General Electric Capital Corporation and the Registrant, dated as of December 3, 2002, as amended by the Amendment to Master Lease, dated as of November 18, 2003.
†10	.22	2005 Employee Stock Purchase Plan.
†21	.1	List of Subsidiaries.
†23	.1	Consent of Ernst & Young LLP.
†23	.2	Consent of Kost Forer Gabbay & Kasierer.
†23	.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
†24	.1	Powers of Attorney.

**	Confidential treatment has been granted for portions of this exhibit.
  † Previously filed.
  + Replaces previously filed exhibit.

(b)	Financial Statement Schedules
Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 17.	Undertakings
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Part II

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Part II

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on October 20, 2005.

By:	/s/ Michael G. Kauffman, M.D., Ph.D.

Michael G. Kauffman, M.D., Ph.D.
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Michael G. Kauffman, M.D., Ph.D. Michael G. Kauffman, M.D., Ph.D.	President and Chief Executive Officer and Director (principal executive officer)	October 20, 2005

/s/ Kimberlee C. Drapkin, CPA Kimberlee C. Drapkin, CPA	Chief Financial Officer (principal financial and accounting officer)	October 20, 2005

* Frederick Frank	Director	October 20, 2005

* Julian Adams, Ph.D.	Director	October 20, 2005

* David Collier, M.D.	Director	October 20, 2005

* Yigal Erlich	Director	October 20, 2005

* Patrick J. Fortune, Ph.D.	Director	October 20, 2005

* Ted Love, M.D.	Director	October 20, 2005

* Joel Martin, Ph.D.	Director	October 20, 2005

Part II

Signature	Title	Date

* Jonathan Silverstein	Director	October 20, 2005

* Ian F. Smith, CPA, ACA	Director	October 20, 2005

*By:	/s/ Kimberlee C. Drapkin

Attorney-in-fact

EXHIBIT INDEX

Exhibit
number		Description of exhibit

†1	.1	Form of Underwriting Agreement.
†3	.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
†3	.2	Amended and Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
†3	.3	Bylaws of the Registrant.
†3	.4	Restated Bylaws of the Registrant to be effective upon completion of this offering.
†4	.1	Form of Common Stock Certificate.
†4	.2.1	Second Amended and Restated Stockholders Agreement, dated as of January 21, 2005, by and among the Registrant and certain stockholders of the Registrant.
†4	.2.2	First Amendment, dated as of August 1, 2005 to the Second Amended and Restated Stockholders Agreement, dated as of January 21, 2005, by and among the Registrant and certain stockholders of the Registrant.
†4	.3	Registration Rights Agreement by and between RRD International, LLC and the Registrant, dated as of October 30, 2003, as amended by the First Amendment to Registration Rights Agreement, dated as of July 7, 2005.
†4	.4	Warrant issued to RRD International, LLC, dated as of October 30, 2003, as amended on July 7, 2005.
†4	.5	Warrant issued to General Electric Capital Corporation, dated as of January 8, 2004.
†4	.6	Warrant issued to Oxford BioScience Management Partners II, dated as of November 7, 1997.
†4	.7	Warrant issued to Robert Shapiro, dated as of January 17, 1996.
†4	.8	Form of Series AB Warrant.
†5	.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. counsel to the Registrant, with respect to the legality of the securities being registered.
†10	.1	Amended and Restated 2003 Stock Incentive Plan.
†10	.1.1	Form of Incentive Stock Option Agreement for Senior Executives.
†10	.1.2	Form of Non-Qualified Stock Option Agreement for Senior Executives.
†10	.1.3	Form of Stock Option Agreement for Israeli Senior Executives.
†10	.1.4	Form of Incentive Stock Option Agreement.
†10	.1.5	Form of Non-Qualified Stock Option Agreement.
+10	.1.6	Form of Stock Option Agreement for Israeli Employees.
†10	.2	Physiome Sciences, Inc. 1997 Stock Option Plan, as amended.
†10	.3	Director Compensation Policy.
†10	.4	Lease by and between Trustees of 4 Maguire Road Realty Trust and the Registrant, dated as of January 25, 2005.
†10	.5	Lease Agreement by and between the Registrant and 150 College Road, LLC, dated as of December 21, 2000, as amended by the First Amendment to the Lease Agreement, dated as of January 7, 2002, the Second Amendment to the Lease Agreement, dated as of December 31, 2003, as amended by the Letter Agreement, dated as of September 30, 2004 and the Third Amendment to the Lease Agreement, dated as of October 14, 2004.
†10	.6	Sublease Agreement by and between the Registrant and Novo Nordisk Pharmaceuticals, Inc., dated as of December 12, 2003, as amended by the First Amendment to Sublease, dated January 14, 2004, the Second Amendment to Sublease, dated August, 2004 and supplemented by the Letter Agreement, dated September 30, 2004.
†10	.7	Unprotected Lease Agreement by and between ‘Emed‘ Real Estate Development and Investments Company Ltd. and Predix Pharmaceuticals Ltd., dated as of September 26, 2004.
†10	.8	Employment Agreement by and between the Registrant and Michael G. Kauffman, M.D., Ph.D., dated as of August 8, 2003.

Exhibit
number		Description of exhibit

†10	.9	Employment Agreement by and between the Predix Pharmaceuticals Ltd. and Silvia Noiman, Ph.D., dated as of October 31, 2000, as amended by the Amended Employment Agreement, dated as of April 3, 2001, the Second Amendment to Employment Agreement, dated as of August 29, 2001, the Third Amendment to Employment Agreement, dated as of May 12, 2003, the Fourth Amendment to Employment Agreement, dated as of August 8, 2003, the Letter, dated June 18, 2004 and the Letter, dated June 9, 2005.
†10	.10	Employment Agreement by and between the Registrant and Kimberlee C. Drapkin, dated as of February 8, 2005, as amended by the First Amendment to Employment Agreement, dated as of June 1, 2005.
†10	.11	Employment Agreement by and between the Registrant and Chen Schor, dated as of November 23, 2003.
†10	.12	Employment Agreement by and between Predix Pharmaceuticals Ltd. and Oren Becker, Ph.D. dated as of October 31, 2000, as amended by the Amended Employment Agreement, dated as of April 3, 2001, the Second Amendment to Employment Agreement, dated as of August 29, 2001, the Third Amendment to Employment Agreement, dated as of May 12, 2003, the Fourth Amendment to Employment Agreement, dated as of August 8, 2003 and the Letter, dated June 9, 2005.
†10	.13	Employment Agreement by and between the Registrant and Stephen R. Donahue, M.D., dated as of September 27 2004.
†10	.14	Employment Agreement by and between the Registrant and Christine Wang, dated as of October 21, 2002.
+**10	.15	Research, Development and Commercialization Agreement by and between the Registrant and Cystic Fibrosis Foundation Therapeutics Incorporated, dated as of March 7, 2005.
+**10	.16	Amended and Restated License Agreement by and between the Registrant and Ramot at Tel Aviv University Ltd., Company Registration No. 51-066714-0, dated as of May 20, 2004.
†10	.17	Agreement to Purchase all of the Capital Stock of Predix Pharmaceuticals Ltd., dated as of July 1, 2003, by and among Physiome Sciences, Inc., Predix Pharmaceuticals Ltd., Predix Pharmaceuticals, Inc. and the stockholders of Predix Pharmaceuticals Ltd.
†10	.18	Convertible Preferred Stock Agreement of Sale, dated as of July 1, 2003, by and among Physiome Sciences, Inc., Predix Pharmaceuticals Ltd., Predix Pharmaceuticals, Inc. and the stockholders of Predix Pharmaceuticals Ltd.
†10	.19	Tax Indemnification Agreement, dated as of June 30, 2003, by and among OrbiMed Associates LLC, Caduceus Private Investments LP, Juniper Crossover Fund L.L.C. and Physiome Sciences, Inc.
†10	.20	Letter Agreement by and between the Registrant and Daljit S. Dhanoa, Ph.D., dated as of February 5, 2005.
†10	.21	Master Lease Agreement by and between General Electric Capital Corporation and the Registrant, dated as of December 3, 2002, as amended by the Amendment to Master Lease, dated as of November 18, 2003.
†10	.22	2005 Employee Stock Purchase Plan.
†21	.1	List of Subsidiaries.
†23	.1	Consent of Ernst & Young LLP.
†23	.2	Consent of Kost Forer Gabbay & Kasierer.
†23	.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
†24	.1	Powers of Attorney.

**	Confidential treatment has been granted for portions of this exhibit.

†	Previously filed.

+	Replaces previously filed exhibit.